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                                                                    EXHIBIT 3.53

                          CERTIFICATE OF INCORPORATION

                                       OF

                      MARRIOTT IN-FLITE SERVICES GUAM, INC.


                                    * * * * *


         1. The name of the corporation is

         MARRIOTT IN-FLITE SERVICES GUAM, INC.

         2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is:

         To carry on and conduct a general restaurant, cafe, cafeteria, airline catering, general catering and grocery business, and to own and operate "drive in" stands and other shops for the purpose of carrying on said business.

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.
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         To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

         To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

         To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things neces-

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sary or advisable for the preservation, protection, improvement and enhancement in value thereof.

         To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

         To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

         In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

         The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in



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nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

         4. The total number of shares of stock which the corporation shall have authority to issue is one hundred (100); all of such shares shall be without par value.

         5. The name and mailing address of each incorporator is as follows:

         NAME                       MAILING ADDRESS

         S.E. Wiodoes               100 West Tenth Street
                                    Wilmington, Delaware 19801

         W.J. Reif                  100 West Tenth Street
                                    Wilmington, Delaware 19801

         R.A. Finger                100 West Tenth Street
                                    Wilmington, Delaware 19801

         6. The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the by-laws of the corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.


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         By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.


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         When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declar-


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ing and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 1st day of September, 1972.

                                                /s/ Authorized Signatory
                                                ----------------------------
                                                /s/ Authorized Signatory
                                                ----------------------------
                                                /s/ Authorized Signatory
                                                ----------------------------



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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION



         MARRIOTT IN-FLITE SERVICES GUAM, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of MARRIOTT IN-FLITE SERVICES GUAM, INC. be amended by changing the Article thereof numbered "1." so that, as amended, said Article shall be and read as follows:

         "1.  The name of the corporation is

                  MARRIOTT AIRPORT PROPERTIES, INC.".

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of The General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.
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         IN WITNESS WHEREOF, said MARRIOTT IN-FLITE SERVICES GUAM, INC. has caused this certificate to be signed by Woodrow D. Marriott, its President, and attested by Robert B. Morris, its Secretary, this 31st day of July, 1975.

                           MARRIOTT IN-FLITE SERVICES
                           GUAM, INC.

                           By /s/ Woodrow D. Marriott
                              ------------------------------
                              Woodrow D. Marriott, President

ATTEST:



By /s/ Robert B. Morris
   -----------------------------
   Robert B. Morris, Secretary


                                     - 2 -
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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                             AND OF REGISTERED AGENT


         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is

                       MARRIOTT AIRPORT PROPERTIES, INC.

         2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

         3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

         4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on Dec 4, 1978.

                                    /s/ Authorized Signatory
                                    ----------------------------
                                          Vice-President

Attest:

/s/ Authorized Signatory
---------------------------
        Secretary
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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                        MARRIOTT AIRPORT PROPERTIES, INC.


         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is

                        MARRIOTT AIRPORT PROPERTIES, INC.

         2. The certificate of incorporation of the corporation is hereby amended by adding a new Article NINTH and renumbering former Article NINTH as Article TENTH so that as amended, said Articles shall be and read as follows:

         NINTH. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         TENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         3. The amendments of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on August 20, 1986.

                                        /s/ Richard E. Marriott
                                        ------------------------------
                                        Richard E. Marriott, President

[CORPORATE SEAL]

Attest:

/s/ Shirley J. Evans
---------------------------
Shirley J. Evans, Secretary

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE


         MARRIOTT AIRPORT PROPERTIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent.

         The Board of Directors of MARRIOTT AIRPORT PROPERTIES, INC. adopted the following resolution on the 21st day of February, 1990.

         Resolved, that the registered office of MARRIOTT AIRPORT PROPERTIES, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

         IN WITNESS WHEREOF, Marriott Airport Properties, Inc. has caused this statement to be signed by Gary L. Theurer, its Vice President and attested by John C. Carr, its Secretary this 21st day of February, 1990.

                                                By  /s/ Gary L. Theurer
                                                   ---------------------
                                                       Vice President

ATTEST:

By  /s/ John C. Carr
   ------------------
       Secretary

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CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION

Marriott Airport Properties, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

- First: That at a meeting of the Board of Directors of Marriott Airport Properties, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1. "so that, as amended, said Article shall be and read as follows:

         "The name of the corporation is Caterair Airport Properties, Inc."

- Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

- Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

- Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Marriott Airport Properties, Inc., has caused this certificate to be signed by Gary L. Theurer, its Vice President, and Jennifer G. Lovelace, its Assistant Secretary, this 13th day of March, 1990.

                                        By: /s/ Gary L. Theurer
                                           ---------------------
                                            Vice President

                                    ATTEST:  /s/ Jennifer G. Lovelace
                                            --------------------------
                                                  Assistant Secretary